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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 19, 2002
                                                       --------------------


                                PerkinElmer, Inc.
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               (Exact Name of Registrant as Specified in Charter)



Massachusetts                     1-5075                     04-2052042
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(State or other Juris-            (Commission                (IRS Employer
diction of Incorporation)         File Number)               Identification No.)


45 William Street, Wellesley, Massachusetts                      02481
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code: (781) 237-5700


                                 Not Applicable
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          (Former name or former address, if changed since last report)

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     This Current Report on Form 8-K is filed by PerkinElmer, Inc., a
Massachusetts corporation (the "Company"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS.

Effective September 19, 2002, the Company entered into amendments to its two unsecured credit facilities. As noted in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002, the Company was in compliance with these covenants as they were in effect as of June 30, 2002, but was not certain if it would be able to comply with the Interest Coverage covenant as of the end of the fiscal quarter ending September 30, 2002. With these amendments, the Company believes that it will now be in compliance with the covenants.

The amendments included the following changes:

- the calculation of EBITDA under the agreements' covenants will exclude gains and losses on non-ordinary course assets sales and certain restructuring charges;

- the amount available for borrowing under the 5-year facility remains unchanged at $100 million. The amount available for borrowing under the 364-day credit facility is reduced from $270 million to $200 million, and the Company retains the ability to convert this facility into a term loan subject to certain debt to EBITDA ratios;

- the interest rate under both facilities increases based on a pricing grid. Currently, the rates will increase by approximately 35 basis points;

- upon certain asset sales (including a potential sale of the Company's Fluid Sciences business) and certain capital market transactions such as raising or retiring debt, the amount available for borrowing under the 364-day facility will be reduced; and

- both facilities will include a covenant to maintain a consolidated indebtedness to EBITDA ratio.

Both facilities remain unsecured. The amendments to the facilities contain provisions restricting the creation of liens and regarding negative pledges and other matters. Copies of the amendments are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

         One of the Company's operating leases contained covenants similar to those in the Company's credit facility agreements. On September 18, 2002, the Company entered into an amendment to that operating lease to amend the covenants. As part of this amendment, the Company agreed to:

-    increase the monthly amount payable under the lease,

- shorten the maturity date of the lease from December 2006 to the earlier to occur of the sale of the Company's Fluid Sciences business or February 28, 2003, and

- comply with additional covenants similar to the new covenants contained in the credit facility amendments.

The Company believes it will be able to satisfy the revised covenants in the operating lease for the quarter ending September 30, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits:
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Exhibit No.         Description
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   10.1             First Amendment dated as of September 17, 2002 to the
                    364-Day Amended and Restated Competitive Advance and Revolving Credit Facility Agreement among the Company, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent.

   10.2 First Amendment dated as of September 17, 2002 to the Five-Year Competitive Advance and Revolving Credit Facility Agreement among the Company, the Lenders named therein and JPMorgan Chase Bank (as the successor to The Chase Manhattan
                    Bank) as Administrative Agent.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 19, 2002               PERKINELMER, INC.
                                       (Registrant)


                                       By: /s/ Terrance L. Carlson
                                          --------------------------------------
                                          Terrance L. Carlson
                                          Senior Vice President, General Counsel
                                          and Clerk

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                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

  10.1 First Amendment dated as of September 17, 2002 to the 364-Day Amended and Restated Competitive Advance and Revolving Credit Facility Agreement among the Company, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent.

  10.2 First Amendment dated as of September 17, 2002 to the Five-Year Competitive Advance and Revolving Credit Facility Agreement among the Company, the Lenders named therein and JPMorgan Chase Bank (as the successor to The Chase Manhattan
                    Bank) as Administrative Agent.